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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006 (June 30, 2006)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S Employer Identification No.)
225 Brae Boulevard Park Ridge, New Jersey 07656-0713 (Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/
/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/
/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))

/
/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On June 30, 2006, The Hertz Corporation ("Hertz"), entered into an amendment to each of its term loan credit facility (the "Term Facility") and asset-based revolving loan credit facility (the "ABL Facility"). The amendments provide, among other things, for additional capacity under the covenants in the credit facilities to enter into certain sale and leaseback transactions, to pay dividends and, in the case of the amendment to the Term Facility, to make certain investments. The amendment to the Term Facility also permits Hertz to use proceeds of the delayed draw term loans available under the Term Facility (the "Delayed Draw Term Loan Facility") to repay loans outstanding under the ABL Facility, in addition to repaying certain other outstanding indebtedness of Hertz. On May 15, 2006, Hertz borrowed approximately $84.9 million under the Delayed Draw Term Loan Facility and used the proceeds to repay all of its outstanding 6.5% Senior Notes due 2006. Hertz expects to borrow all of the approximately $208.1 million of remaining term loans available under the Delayed Draw Term Loan Facility on July 10, 2006, and to apply the proceeds thereof to repay indebtedness outstanding under the ABL Facility.

        On July 7, 2006, Hertz entered into a supplemental indenture to each of the indenture governing its U.S. Dollar 8.875% Senior Notes due 2014 and its Euro 7.875% Senior Notes due 2014 and the indenture governing its 10.5% Senior Subordinated Notes due 2016, in each case to make certain technical corrections.

ITEM 8.01    OTHER EVENTS

        On June 30, 2006, Hertz Global Holdings, Inc. ("Hertz Holdings"), the indirect parent company of Hertz, entered into a credit agreement with Deutsche Bank AG, New York Branch, as administrative agent, the several lenders from time to time parties thereto, and Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch Capital Corporation, Morgan Stanley Senior Funding, Inc., Goldman Sachs Credit Partners L.P. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunning managers, providing for a $1.0 billion loan, which was borrowed by Hertz Holdings on the same day. Under the terms of the financing, Hertz Holdings is required to pay interest on the loan in cash to the extent of funds actually available for distribution to Hertz Holdings by Hertz and otherwise may defer cash interest payments until funds become so available. Hertz Holdings primarily used proceeds of the loan together with cash on hand to pay special cash dividends of $4.32 per share, or approximately $999.2 million in the aggregate, to its common stockholders on June 30, 2006 and to pay related fees and expenses.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits

Exhibit Number	Description
4.1
Amendment, dated as of June 30, 2006, among The Hertz Corporation, Deutsche Bank AG, New York Branch, and the other parties signatory thereto, to the Credit Agreement, dated as of December 21, 2005, by and between The Hertz Corporation, the several lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent, Lehman Commercial Paper Inc., as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as Documentation Agent, Deutsche Bank Securities Inc., Lehman Brothers Inc., and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as Joint Lead Arrangers, and BNP Paribas, The Royal Bank of Scotland plc, and Calyon New York Branch, as Co-Arrangers, and Deutsche Bank Securities Inc., Lehman Brothers, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Goldman Sachs Credit Partners L.P., and JPMorgan Chase Bank, N.A., as Joint Bookrunning Managers
4.2
Amendment, dated as of June 30, 2006, among Hertz Equipment Rental Corporation, The Hertz Corporation, Matthews Equipment Limited, Western Shut-Down (1995) Limited, Deutsche Bank AG, New York Branch, Deutsche Bank AG, Canada Branch, and the other parties signatory thereto, to the Credit Agreement, dated as of December 21, 2005, by and between Hertz Equipment Rental Corporation, The Hertz Corporation, the Canadian Borrowers parties thereto, the several lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent, Deutsche Bank AG, Canada Branch, as Canadian Agent and Canadian Collateral Agent, Lehman Commercial Paper Inc., as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as Documentation Agent, Deutsche Bank Securities Inc., Lehman Brothers Inc., and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as Joint Lead Arrangers, BNP Paribas, The Royal Bank of Scotland plc, and Calyon New York Branch, as Co-Arrangers, and Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Goldman Sachs Credit Partners L.P., and JPMorgan Chase Bank, N.A., as Joint Bookrunning Managers
4.3
Third Supplemental Indenture, dated as of July 7, 2006, by and between The Hertz Corporation, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the U.S. Dollar 8.875% Senior Notes due 2014 and the Euro 7.875% Senior Notes due 2014
4.4
Third Supplemental Indenture, dated as of July 7, 2006, by and between The Hertz Corporation, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 10.5% Senior Subordinated Notes due 2016

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION (Registrant)
	By:	/s/ PAUL J. SIRACUSA
	Name:	Paul J. Siracusa
	Title:	Executive Vice President and Chief Financial Officer
Date: July 7, 2006

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SIGNATURES